UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2015
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Employee Stock Purchase Plan
On October 2, 2015, the shareholders of Open Text Corporation (the “Company”) approved the amendment and restatement of the Company’s 2004 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which was originally approved by the shareholders of the Company on December 9, 2004.
The Stock Purchase Plan is intended to encourage share ownership by all eligible employees of the Company and its participating subsidiaries, so that they may participate in future growth of the Company by acquiring or increasing their interest in the Common Shares of the Company, and that their interests are further aligned with those of the shareholders of the Company. The Stock Purchase Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”).
In order to encourage further participation by eligible employees, the Stock Purchase Plan has been amended to:

(i)	increase the purchase price discount from 5% to 15%,

(ii)
extend the exercise date for purchase periods that are scheduled to expire within a “trading black-out period” established under the Company’s Insider Trading Policy, or 10 business days following, to the 10th business day following such trading black-out period,

(iii)	expand the authority of the Compensation Committee to permit it to interpret and administer the Stock Purchase Plan, and to extend sub-plans to non-residents of Canada, if desired,

(iv)
allow Common Shares to be purchased on the open market by the trustee of a trust, or by an agent or broker designated by an administrator, and transferred to eligible employees under the Stock Purchase Plan, as an alternative to the issuance of Common Shares by the Company from treasury, and

(v)	allow participants to designate a beneficiary to receive any Common Shares and cash from the participant’s account in the event of such participant’s death, and a number of other “housekeeping” amendments including (A) expanding the authority of the Compensation Committee to permit it to establish purchase periods having a duration of three months to twenty-four months and to establish the maximum number of Common Shares which may be purchased in each purchase period by a participant, (B) establishing an electronic enrollment option for eligible employees, and (C) allowing participants to increase or decrease their rate of payroll deduction during a purchase period, among other minor changes of a “housekeeping nature”. The amended and restated Stock Purchase Plan had been adopted by the Board and had been conditionally approved by the TSX, subject to shareholder approval.
A copy of the Stock Purchase Plan is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) At the Annual and Special Meeting of shareholders of the Company (the “Annual Meeting”) held on October 2, 2015, the proposals listed below were submitted to a vote of the shareholders.

(b) At the Annual Meeting, each of the proposals was approved by the shareholders pursuant to the voting results set forth below. Shareholders holding 104,169,651 common shares representing 85.11% of the outstanding common shares were present in person or by proxy at the Annual Meeting.

Proposal 1 - Election of Directors
The following table sets forth information regarding the election of each of the following nominees as directors of the Company until the next annual meeting of shareholders of the Company or until the successor of such director is duly elected or appointed:

		Outcome of Vote	Votes For		Votes Withheld		Broker Non-Votes
(a)	P. Thomas Jenkins;	Carried by ballot	97,088,321	95.80%	4,258,759	4.20%	2,822,571
(b)	Mark Barrenechea;	Carried by ballot	99,596,461	98.27%	1,750,619	1.73%	2,822,571
(c)	Randy Fowlie;	Carried by ballot	99,117,262	97.80%	2,229,818	2.20%	2,822,571
(d)	Gail E. Hamilton;	Carried by ballot	100,194,008	98.86%	1,153,072	1.14%	2,822,571
(e)	Brian J. Jackman;	Carried by ballot	97,279,356	95.99%	4,067,724	4.01%	2,822,571
(f)	Stephen J. Sadler;	Carried by ballot	80,020,572	78.96%	21,326,508	21.04%	2,822,571
(g)	Michael Slaunwhite;	Carried by ballot	96,178,287	94.90%	5,168,793	5.10%	2,822,571
(h)	Katharine B. Stevenson; and	Carried by ballot	99,800,553	98.47%	1,546,527	1.53%	2,822,571
(i)	Deborah Weinstein.	Carried by ballot	96,569,852	95.29%	4,777,228	4.71%	2,822,571
Proposal 2 - Re-Appointment of Independent Auditors
The shareholders approved the re-appointment of KPMG LLP, Chartered Professional Accountants, as the independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, as set forth below:
Votes For    Votes Withheld
103,909,255 (99.75%)    258,801 (0.25%)
There were no broker non-votes.

Proposal 3 - Amendment and Restatement of the 2004 Employee Stock Purchase Plan
The shareholders approved the amendment and restatement of the Stock Purchase Plan, as set forth below:
Votes For    Votes Against
97,653,187 (96.36%)    3,692,298 (3.64%)
There were 2,822,571 broker non-votes.

Item 8.01    Other Events of Importance to Security Holders.
On October 2, 2015, the Company issued a press release announcing the voting results for its election of directors at its Annual Meeting held earlier that day in Waterloo, Ontario. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Amended and Restated Employee Stock Purchase Plan
99.1	Press Release issued by Open Text Corporation on October 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

October 2, 2015	By:	/s/ Gordon A. Davies
Gordon A. Davies Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Employee Stock Purchase Plan
99.1	Press Release issued by Open Text Corporation on October 2, 2015